UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SEARS CANADA INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Yonge Street, Suite 700, Toronto, Ontario, Canada	M5B 2C3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, without nominal or par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the common shares, without nominal or par value, of Sears Canada Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Item 10.A. Share Capital” in the Registrant’s registration statement on Form 20-F (File No. 000-54726), originally filed with the Securities and Exchange Commission on May 31, 2012, as amended thereafter, which information is incorporated by reference herein.

Item 2.         Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEARS CANADA INC.
(Registrant)

Date: October 14, 2014	By:	/s/ E.J. Bird
Name: E.J. Bird
Title: Executive Vice-President and Chief Financial Officer

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